Exhibit 4.2

EXECUTION VERSION

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED POOLING AND

SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of May 31, 2023 (this “Agreement”), is entered into among: (i) Discover Bank, a Delaware banking corporation, as Master Servicer and Servicer (“Discover Bank”), (ii) Discover Funding LLC, as Transferor (“Discover Funding”), and (iii) U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (in such capacity, the “Trustee”).

WHEREAS, Discover Bank, Discover Funding and the Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015 (the “PSA”);

WHEREAS, the parties hereto intend to amend the PSA as set forth herein; and

WHEREAS, this Agreement is being entered into pursuant to Section 13.01(a) of the PSA, and all conditions precedent to the execution of this Agreement, as set forth in such Section 13.01(a), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the PSA, as amended hereby.

SECTION 2. AMENDMENTS TO PSA.

2.1 Section 1.01 of the PSA is hereby amended by adding the following definition of “Fitch” after the definition of “Finance Charge Receivables”:

““Fitch” means Fitch, Inc., or any successor thereto.”

2.2 Section 1.01 of the PSA is hereby amended by deleting the definition of “Qualified Institution” in its entirety and replacing it with the following:

““Qualified Institution” shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof which at all times has a short-term issuer rating of F1/A-1/P-1 or better by the Rating Agencies (or, in the absence of a F1 rating by Fitch, an issuer default rating of A or better by Fitch) and whose deposits are insured by the FDIC; provided, however, if such depository institution is expected to hold deposits for more than 30 days, such depository institution shall also at all times have a long-term issuer rating of A or better by Standard & Poor’s. If any institution holding trust accounts shall cease be a Qualified Institution, each such account shall promptly (and in any case within not more than 10 calendar days) be moved to a Qualified Institution or to one or more segregated trust accounts in the trust department of such institution, if permitted. Trust accounts shall not be evidenced by certificates of deposit, passbooks, or other instruments.”

2.3 Section 4.03(b) of the PSA is hereby amended by deleting clause (i) in its entirety and replacing it with the following:

“(i) with respect to any Accounts, the then current Servicer with respect to such Accounts does not have a short-term issuer rating of at least F1 by Fitch (or, in the absence of such a rating by Fitch, an issuer default rating of A by Fitch), A-1 by Standard & Poor’s and P-1 by Moody’s (if the then current Servicer is the original Servicer with respect to such Accounts or an affiliate of the original Servicer) or a short-term issuer rating of at least F1 by Fitch (or, in the absence of such a rating by Fitch, an issuer default rating of A by Fitch), A-1+ by Standard & Poor’s and P-1 by Moody’s (if the then current Servicer with respect to such Accounts is not the original Servicer or an affiliate of the original Servicer)”

2.4 Section 8.02 of the PSA is hereby amended by deleting the last sentence in its entirety and replacing it with the following:

“The Master Servicer shall notify Fitch, Moody’s and Standard & Poor’s of any consolidation, merger or transfer of all or substantially all of its property or assets or of the property or assets of any Servicer pursuant to this Section 8.02.”

2.5 Section 11.07 of the PSA is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

“The Trustee hereunder shall at all times be a bank or trust company in good standing, organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a long-term issuer rating from Fitch of at least BBB-, from Moody’s of at least Baa3 and from Standard & Poor’s of at least BBB- and subject to supervision or examination by federal or state banking authority.”

2.6 Section 11.09(b) of the PSA is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:

“(ii) such successor trustee shall have a long-term issuer rating of BBB- (or a rating comparable thereto) or higher from Fitch, of Baa3 (or a rating comparable thereto) or higher from Moody’s and of BBB- (or a rating comparable thereto) or higher from Standard & Poor’s”

2.7 Section 11.10 of the PSA is hereby amended by deleting the last sentence in its entirety and replacing it with the following:

“The Trustee shall promptly notify Fitch, Moody’s and Standard & Poor’s of the occurrence of any such event.”

SECTION 3. EFFECTIVENESS. This Agreement shall become effective as of the date first set forth above; provided that each of Discover Bank, Discover Funding and the Trustee shall have executed and delivered a counterpart of this Agreement.

SECTION 4. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the PSA and (ii) each reference in the PSA to “this Agreement”, “this Amendment”, “hereof”, “hereunder” or words of like import, and each reference in any other related document to the PSA, shall mean and be a reference to the PSA as amended hereby.

(b) Except as expressly amended hereby, the PSA shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. NO PETITION. The Trustee covenants that it will not directly or indirectly institute or cause to be instituted against Discover Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law and it will not directly or indirectly institute or cause to be instituted against Discover Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in any way limit the Certificateholders’ rights to pursue any other creditor rights or remedies that the Certificateholders may have for claims against the Trust.

SECTION 6. MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d) The Trustee is not responsible for the validity or sufficiency of this Agreement or the recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DISCOVER FUNDING LLC, as Transferor

By:	/s/ Patricia S. Hall
Name:	Patricia S. Hall
Title:	Vice President, Chief Financial Officer and Treasurer

DISCOVER BANK, as Master Servicer and Servicer

By:	/s/ Patricia S. Hall
Name:	Patricia S. Hall
Title:	Vice President, Chief Financial Officer and Assistant Treasurer

Amendment No. 1 to Third Amended and Restated Pooling and Servicing Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Trustee

By:	/s/ Christopher J. Nuxoll
Name:	Christopher J. Nuxoll
Title:	Vice President

Amendment No. 1 to Third Amended and Restated Pooling and Servicing Agreement